Exhibit 99

Gabelli Reports First Quarter Earnings of $0.42 Per Diluted Share vs. $0.52 Per Diluted Share in 2004; One-Time Charges and Other Income Charge Reduce Earnings by $0.05 Per Share

    RYE, N.Y.--(BUSINESS WIRE)--April 28, 2005--Gabelli Asset Management Inc. (NYSE:GBL) reported revenues of $61.5 million for the first quarter ended March 31, 2005, down 3.2% from the first quarter record $63.5 million generated in the year ago quarter. Operating income declined $5.1 million to $20.2 million down 20.3% from the $25.3 million reported in last year's first quarter.
    Net income for the quarter was $12.7 million or $0.42 per fully diluted share versus $16.1 million or $0.52 per fully diluted share in the prior year's quarter.
    Assets Under Management (AUM) were $28.0 billion as of March 31, 2005, down 2.1% from record year-end 2004 assets of $28.7 billion, and just below the $28.2 billion in AUM on March 31, 2004.

    Financial Highlights

    -- Assets Under Management (AUM) - Our equity open-end mutual funds and closed-end funds had a record $12.41 billion in AUM at quarter end, slightly ahead of the $12.37 billion on December 31, 2004 and 4.8% ahead of the $11.8 billion on March 31, 2004. Assets at the end of the quarter included $316 million in net proceeds from the initial public offering in March 2005 of our new closed-end fund, The Gabelli Global Gold, Natural Resources & Income Trust (AMEX: GGN). In the institutional and high net worth segment of our business, GAMCO had AUM of $13.4 billion in separately managed equity accounts on March 31, 2005, down 1.6% from the $13.6 billion on December 31, 2004 and virtually unchanged from AUM on March 31, 2004. Fixed income assets, primarily money market mutual funds, totaled $1.4 billion on March 31, 2005, down 24.7% from year-end 2004 assets of $1.9 billion and 31.9% lower than assets of $2.1 billion on March 31, 2004. Assets in our investment partnerships were $854 million, up 4.9% from year-end 2004 assets of $814 million but 5.2% below the $901 million on March 31, 2004.

    -- Revenues - Investment advisory fees totaled $53.9 million during the first quarter 2005, unchanged from the first quarter of 2004. The higher revenues from our closed-end funds and investment partnerships were offset by lower revenues from our open-end mutual funds and separate accounts. For the first quarter 2005, our revenues of $20.1 million from open-end mutual funds were 5.4% lower than the $21.2 million recorded in the 2004 quarter. Closed-end fund revenues increased 7.6% to $8.4 million in the first quarter 2005 up from $7.8 million in the prior year's quarter.

    Revenues from our institutional and high net worth separate accounts business declined by approximately 1% to $22.1 million in the first quarter 2005, down from $22.4 million in 2004. Advisory fees from investment partnerships increased 30.5% in the first quarter 2005 versus the prior year's quarter due principally to an increase in performance fees.
    Lower trading volume contributed to a 42.5% decline in commission revenues from our institutional research affiliate, Gabelli & Company, Inc., where revenues were $2.5 million versus $4.3 million in the prior year's quarter. Mutual fund distribution fees of $5.1 million in the first quarter of 2005 were slightly lower than the $5.3 million recorded in the 2004 quarter.

    -- Operating Margin - Variable compensation costs were 31.0% of revenues for the first quarter 2005 compared to 29.9% in 2004. This increase is primarily due to higher compensation costs in our separate accounts business and investment partnerships. Higher performance fees drove the increase in compensation costs for our investment partnerships in the 2005 quarter as compared to the prior year's period.

    Expenses not directly tied to revenues increased to $13.5 million in the first quarter 2005, up 37.5% from $9.8 million in the prior year's quarter. This increase included a one-time charge of $1.1 million recorded for the impairment of goodwill related to our fixed income business, higher compensation costs and stock option expense in addition to an increase in costs to comply with Sarbanes-Oxley as well as other regulatory and corporate governance initiatives. In addition, this increase included one-time launch costs of $1.45 million for our new closed-end fund, The Gabelli Global Gold, Natural Resources & Income Trust. We note that in the second quarter of 2005, our results will benefit from the absence of costs related to the launch of our new closed-end fund and the impairment of goodwill.
    The effective tax rate for the first quarter 2005 was adjusted to 37.5% versus 36.4% in the comparable 2004 period to reflect our estimate of the current year-end tax liability.

    -- Other Income/Expense - For the first quarter 2005, we recorded a net gain of $0.1 million from our investments and net interest expense nearly equal to the net gain of $0.2 million in the 2004 quarter. The 2005 quarter included a $3.2 million loss recorded for the write down to fair value of certain securities held as available for sale offset by a $2.3 million unrealized gain from an investment within our proprietary portfolio which completed an initial public offering during the quarter.

    Interest expense fell 2.9% during the 2005 quarter to $3.9 million compared to $4.0 million in the prior year's quarter. In future quarters, interest expense will be further reduced by the April 1, 2005 repurchase of $50 million of the $100 million 5% convertible note.
    Management fee expense was $2.3 million for the quarter of 2005 versus $2.8 million for the comparable 2004 period.

    Investment and Business Highlights

    -- Shareholders, as part of an initiative to re-focus the Gabelli brand, will vote on a change in our name to GAMCO Investors, Inc. at our annual meeting of shareholders on May 10th. GAMCO has been the name of our asset management business since 1977 and is a more encompassing parent company name that more appropriately represents the various investment strategies and asset management brands contributing to the solid growth of our company. The Gabelli brand will continue to represent the value portfolios managed in the company's absolute return, research-driven Private Market Value (PMV) with a Catalyst
        (TM) style. The company's common stock will continue to trade on the New York Stock Exchange under the GBL ticker symbol.

    -- The Gabelli Global Gold, Natural Resources & Income Trust (AMEX: GGN), our new closed-end fund investing primarily in equity securities of gold and natural resources companies, completed its initial public offering in March issuing 16.6 million shares at an initial price of $20 per share, generating net proceeds of $316 million, net of sales load and offering expenses (exclusive of the underwriters' over allotment). The Fund's shares commenced trading on the American Stock Exchange on March 29th.

    -- In February, we issued 1,517,483 shares of class A common stock and received proceeds of $70,567,500 in settlement of the purchase contracts issued pursuant to our mandatory convertible securities. These mandatory convertible securities consisting of purchase contracts and senior notes were originally issued in February 2002. The senior notes due February 17, 2007 were remarketed in November 2004 and the interest rate was reset from 6% to 5.22% at that time.

    -- In March, we announced an agreement with Cascade Investment, L.L.C. to amend the terms of the $100 million convertible note issued by Gabelli. The new terms extend the exercise date of Cascade's put option to September 15, 2006, reduce the principal of the convertible note to $50 million, effective April 1, 2005, and remove limitations on the issuance of additional debt. Cascade would own approximately 12% of Gabelli Asset Management's class A common stock if the note were converted.

    -- optionsXpress Holdings, Inc. (Nasdaq: OXPS) went public on January 27, 2005 at $16.50 per share. GSI, Inc., a 92% owned subsidiary, owns approximately 315,000 shares. The shares have an original cost basis of $0.23 per share and were written up to $3.11 per share in December 2003 concurrent with a second round of financing prior to the IPO. The carrying value of the shares is currently below the March 31, 2005 market price.

    -- In February, our Board of Directors authorized a plan to file a "shelf" registration statement on Form S-3. The shelf process will enable us to sell any combination of senior and subordinate debt securities, convertible debt securities and equity securities (including common and preferred securities) up to a total amount of $400 million. This authorization is in addition to the remaining $120 million available under our "shelf" registration filed in 2001.

    -- Gabelli & Company, Inc., our institutional research affiliate, hosted three investor symposiums during the first quarter:

        -- The 15th Annual Pump, Valve, & Motor Symposium was held in New York during February, at which portfolio managers and securities analysts met with senior management from public companies in the industrial pump, motor and water quality markets. The Keynote Speaker, Kristen Silverberg, Deputy Assistant to the President for Domestic Policy, addressed the firm's institutional clients about the ongoing debate in Washington surrounding tort reform, and in particular, asbestos litigation.

        -- Our 2nd Annual Smallcap Orthopedic Conference was held in Washington, D.C. An aging population creates increasingly attractive opportunities to profit from innovation in healthcare.

        -- The 1st Annual WiMAX Conference at the Harvard Club in New York in March. The conference, in conjunction with Widat Research Group, included a series of keynotes and panel discussions focused on the opportunities and challenges for WiMAX, a long distance broadband technology that many expect to complement WiFi, DSL and cable in providing Internet and cellular services.

    --  During the quarter we invested in our professional team:

        -- Lawrence J. Haverty, Jr., CFA, joined the firm as an associate portfolio manager of the Gabelli Global Multimedia Trust (NYSE:GGT), a closed-end, non-diversified investment company focusing on the media, publishing and entertainment industries companies. Larry has been named four times to Institutional Investor Magazine's "Best of the Buy Side" analysts.

        -- F. William Scholz, II was named President of Gabelli & Partners, LLC, the Investment Partnerships Group that manages long/short partnerships, offshore funds and separate accounts on a global basis. Mr. Scholz has been involved with our institutional separate accounts business since he joined the firm in 1985.

        -- Barry L. Lucas, Senior Vice President of Gabelli & Company, Inc., the institutional research and brokerage subsidiary of Gabelli Asset Management Inc., has been named the firm's director of institutional sell side research. Mr. Lucas joined Gabelli in 2003.

    Financial Strength and Flexibility

    We ended the quarter with roughly $720.6 million in cash, marketable securities and investments. This includes approximately $78.5 million, at market value, of investments in The Gabelli Dividend & Income Trust, The Gabelli Global Utility & Income Trust, Gabelli open-end mutual funds and other investments classified as available for sale securities. Our debt of $282.3 million consists of a $100 million 5% convertible note, $100 million of 5.5% senior notes, and $82.3 million of 5.22% senior notes issued in connection with our mandatory convertible securities. The amounts expressed above are prior to the reduction of $50 million principal on our 5% convertible note that occurred on April 1, 2005. Adjusted for this reduction of principal, we had cash, marketable securities and investments of $670.6 million and debt of $232.3 million.
    Stockholders' equity, on a GAAP basis, was $417.4 million or $13.77 per share on March 31, 2005 compared with $393.6 million or $13.09 per share on March 31, 2004 and $334.9 million or $11.61 per share on December 31, 2004.
    We paid a special dividend of $0.60 per share on January 18, 2005 to all shareholders of record on January 3, 2005. This special dividend, authorized by our Board of Directors in November 2004, follows the $1.00 per share special dividend paid in the fourth quarter 2004 and a $0.10 per share special dividend paid in the second quarter 2004. The Board also declared a quarterly dividend of $0.02 per share that was paid on March 28, 2005 to shareholders of record on March 14, 2005.
    During the first quarter of 2005, we completed our accelerated share repurchase (ASR) program. We originally repurchased 400,000 shares of our class A common stock in November 2004 for an initial investment of approximately $18.8 million.
    Shares outstanding on March 31, 2005 were 30,321,492, approximately 5% higher than year-end outstanding shares of 28,837,034 and approximately 1% above our shares outstanding of 30,060,053 on March 31, 2004 reflecting the issuance of 1,517,483 shares of class A common stock in settlement of the purchase contracts issued pursuant to our mandatory convertible securities on February 17, 2005. Fully diluted shares outstanding were 31,684,268 approximately 1.6% higher than fourth quarter 2004 fully diluted shares of 31,178,652 and approximately 1.6% lower than our fully diluted shares of 32,201,983 on March 31, 2004. The increase from the end of 2004 reflects the issuance of 1,517,483 shares of class A common stock in February on a weighted average basis partially offset by the full effect of shares repurchased in the fourth quarter 2004.
    Our stock buyback program was initiated in March 1999. Since that time, 2,820,126 class A common shares have been repurchased through March 31, 2005 at an average investment of $36.52 per share, including 46,500 shares in the first quarter 2005. At the end of March, the total shares currently available to be repurchased under the program were approximately 897,000 shares. Subsequent to the end of the first quarter, we have repurchased 170,700 shares through April 27, 2005.

    In Summary

    We believe we can continue to create significant shareholder value by intensely focusing on our PMV with a Catalyst investment research and stock selection process, leveraging our brand name and proven performance record, and by creating new products and entering new markets. We are adding to our investment and research teams in order to uncover more values in the global marketplace, and are expanding our marketing and client servicing capabilities to enhance our already strong position in many of the markets we serve. We look forward to the challenge of creating wealth for our clients and shareholders in today's complex financial markets. We look forward to meeting each and every one of you at our annual meeting on May 10th.

    NOTES ON NON-GAAP FINANCIAL MEASURES
A.  Cash and investments as adjusted have been computed as follows:
    (in millions)

                                       12/31/04    3/31/04    3/31/05
                                      ---------- ---------- ----------
Cash and cash equivalents                $257.1     $371.4     $328.4
Investments (marketable securities)       305.9      260.7      290.1
                                      ---------- ---------- ----------
Total cash and investments
 (marketable securities)                  563.0      632.1      618.5
Net amounts receivable/(payable) to
 brokers                                    5.2        9.3       23.6
                                      ---------- ---------- ----------
Adjusted cash and investments
 (marketable securities)                  568.2      641.4      642.1
Investments (available for sale)           75.8       67.3       78.5
                                      ---------- ---------- ----------
Total adjusted cash and investments      $644.0     $708.7     $720.6
                                      ========== ========== ==========

    We believe adjusted cash and investments is a more useful measure of the company's liquidity for analytical purposes.

    Net amounts receivable/(payable) from/to brokers reflects cash and cash equivalents held with brokers and cash payable for securities purchased and recorded on a trade date basis for which settlement occurs subsequent to period end.

B. Operating income before management fee expense is used by management for purposes of evaluating its business operations. We believe this measure is useful in illustrating the operating results of the Company as management fee expense is based on pre-tax income and includes non-operating items including investment gains and losses from the company's proprietary investment portfolio and interest expense. The reconciliation of operating income before management fee to operating income is provided in Table IV.

    SPECIAL NOTE REGARDING FORWARD-LOOKING INFORMATION

    Our disclosure and analysis in this press release contain some forward-looking statements. Forward-looking statements give our current expectations or forecasts of future events. You can identify these statements because they do not relate strictly to historical or current facts. They use words such as "anticipate," "estimate," "expect," "project," "intend," "plan," "believe," and other words and terms of similar meaning. They also appear in any discussion of future operating or financial performance. In particular, these include statements relating to future actions, future performance of our products, expenses, the outcome of any legal proceedings, and financial results. Although we believe that we are basing our expectations and beliefs on reasonable assumptions within the bounds of what we currently know about our business and operations, there can be no assurance that our actual results will not differ materially from what we expect or believe. Some of the factors that could cause our actual results to differ from our expectations or beliefs include, without limitation: the adverse effect from a decline in the securities markets; a decline in the performance of our products; a general downturn in the economy; changes in government policy or regulation; changes in our ability to attract or retain key employees; and unforeseen costs and other effects related to legal proceedings or investigations of governmental and self-regulatory organizations. We also direct your attention to any more specific discussions of risk contained in our Form 10-K and other public filings. We are providing these statements as permitted by the Private Litigation Reform Act of 1995. We do not undertake to update publicly any forward-looking statements if we subsequently learn that we are unlikely to achieve our expectations or if we receive any additional information relating to the subject matters of our forward-looking statements.

Assets Under Management

    The company reported assets under management as follows:

Table I:
                                Assets Under Management (in millions)
                                --------------------------------------

                                        March 31
                                -------------------------      %
                                    2004         2005      Inc. (Dec.)
                                ------------ ------------ ------------
Mutual Funds:
   Equities
      Open End                     $  8,106     $  7,808      (3.7%)
      Closed End                      3,739        4,602       23.1
   Fixed Income                       1,717        1,154      (32.8)
                                ------------ ------------
Total Mutual Funds                   13,562       13,564        0.0
                                ------------ ------------
Institutional & High Net Worth
 Separate Accounts:
   Equities                          13,383       13,364       (0.1)
   Fixed Income                         369          266      (27.9)
                                ------------ ------------
Total Institutional & High Net
 Worth Separate Accounts             13,752       13,630       (0.9)
                                ------------ ------------
Alternative Investments                 901          854       (5.2)
                                ------------ ------------
Total Assets Under Management      $ 28,215     $ 28,048       (0.6)
                                ============ ============


Table II:       Fund Flows - 1st Quarter 2005 (in millions)

                                               Market
                 December 31,       Net    Appreciation/   March 31,
                     2004     Cash Flows   (Depreciation)     2005
                 ------------ ------------ -------------- ------------
Mutual Funds:
    Equities        $ 12,371        $ 245         ($ 206)    $ 12,410
    Fixed Income       1,499         (350)             5        1,154
                 ------------ ------------ -------------- ------------
Total Mutual
 Funds                13,870         (105)          (201)      13,564
                 ------------ ------------ -------------- ------------
Institutional
 & HNW Separate
  Accounts
    Equities          13,587          (18)          (205)      13,364
    Fixed Income         388         (123)             1          266
                 ------------ ------------ -------------- ------------
Total
 Institutional
 & HNW Separate
  Accounts            13,975         (141)          (204)      13,630
                 ------------ ------------ -------------- ------------

Alternative
 Investments             814           38              2          854
                 ------------ ------------ -------------- ------------
Total Assets
 Under
 Management         $ 28,659       ($ 208)        ($ 403)    $ 28,048
                 ============ ============ ============== ============


                              Assets Under Management (in millions)
                          --------------------------------------------
Table III:
                            3/04     6/04     9/04    12/04     3/05
                          -------- -------- -------- -------- --------
Mutual Funds
   Open end               $ 8,106  $ 7,852  $ 7,534  $ 8,029  $ 7,808
   Closed end               3,739    3,764    3,727    4,342    4,602
   Fixed income             1,717    1,563    1,524    1,499    1,154
                          -------- -------- -------- -------- --------
Total Mutual Funds         13,562   13,179   12,785   13,870   13,564
                          -------- -------- -------- -------- --------
Institutional & HNW
 Separate Accounts:
   Equities                13,383   13,628   13,185   13,587   13,364
   Fixed Income               369      354      344      388      266
                          -------- -------- -------- -------- --------
Total Institutional & HNW
 Separate Accounts         13,752   13,982   13,529   13,975   13,630
                          -------- -------- -------- -------- --------
Alternative Investments       901    1,061      934      814      854
                          -------- -------- -------- -------- --------
Total Assets Under
 Management               $28,215  $28,222  $27,248  $28,659  $28,048
                          ======== ======== ======== ======== ========


                                              % Increase/(decrease)
                                               12/04          3/04
                                            ------------  ------------
Mutual Funds
   Open end                                    (2.8%)        (3.7%)
   Closed end                                   6.0          23.1
   Fixed income                               (23.0)        (32.8)
Total Mutual Funds                             (2.2)          0.0
Institutional & HNW Separate Accounts:
   Equities                                    (1.6)         (0.1)
   Fixed Income                               (31.4)        (27.9)
Total Institutional & HNW Separate Accounts    (2.5)         (0.9)
Alternative Investments                         4.9          (5.2)
Total Assets Under Management                  (2.1)         (0.6)


Table IV

                     GABELLI ASSET MANAGEMENT INC.
         UNAUDITED CONSOLIDATED CONDENSED STATEMENTS OF INCOME
             (Dollars in thousands, except per share data)


                                            For the Three Months Ended
                                                     March 31,
                                            --------------------------
                                                               % Inc.
                                             2004     2005     (Dec.)
                                            -------- -------- --------

Revenues                                    $63,539  $61,531    (3.2%)
Expenses                                     35,426   39,122     10.4
                                            -------- --------

Operating income before management fee       28,113   22,409    (20.3)

Investment income                             4,290    4,067     (5.2)
Interest expense                             (4,046)  (3,929)    (2.9)
                                            -------- --------
Other income (expense), net                     244      138    (43.4)
                                            -------- --------

Income before management fee, income taxes
 and minority interest                       28,357   22,547    (20.5)
   Management fee                             2,836    2,255
                                            -------- --------
Income before income taxes and minority
 interest                                    25,521   20,292
   Income taxes                               9,296    7,609
   Minority interest                            154        1
                                            -------- --------
Net income                                  $16,071  $12,682    (21.1)
                                            ======== ========

Net income per share:
Basic                                       $  0.53  $  0.43    (18.9)
                                            ======== ========

Diluted                                     $  0.52  $  0.42    (19.2)
                                            ======== ========

Weighted average shares outstanding:
 Basic                                       30,064   29,560     (1.7)
                                            ======== ========

 Diluted                                     32,202   31,684     (1.6)
                                            ======== ========

Reconciliation of Non-GAAP Financial
 Measures to GAAP:
Operating income before management fee      $28,113  $22,409    (20.3)
Deduct:  management fee                       2,836    2,255
                                            -------- --------
Operating income                            $25,277  $20,154    (20.3)
                                            -------- --------
Operating margin before management fee         44.2%   36.4 %
                                            -------- --------
Operating margin after management fee          39.8%   32.8 %
                                            -------- --------

Table V

                     GABELLI ASSET MANAGEMENT INC.
    UNAUDITED QUARTERLY CONSOLIDATED CONDENSED STATEMENTS OF INCOME
             (Dollars in thousands, except per share data)

                                             2004
                         ---------------------------------------------
                            1st      2nd      3rd      4th
                          Quarter  Quarter  Quarter  Quarter    Total
                          -------  -------  -------  -------  --------
Income Statement Data:

Revenues                 $63,539  $60,204  $57,237  $74,183  $255,163

Expenses                  35,426   33,332   33,002   43,318   145,078
                         -------- -------- -------- -------- ---------

Operating income before
   management fee         28,113   26,872   24,235   30,865   110,085


Investment income          4,290    1,549    2,620    7,649    16,108
Interest expense          (4,046)  (4,035)  (4,014)  (3,932)  (16,027)
                         -------- -------- -------- -------- ---------
Other income (expense),
 net                         244   (2,486)  (1,394)   3,717        81
                         -------- -------- -------- -------- ---------

Income before
   management fee,
   income taxes and
   minority interest      28,357   24,386   22,841   34,582   110,166

Management fee             2,836    2,438    2,284    3,459    11,017
                         -------- -------- -------- -------- ---------

Income before income
   taxes and  minority
   interest               25,521   21,948   20,557   31,123    99,149

Income taxes               9,296    7,989    7,483   11,329    36,097
Minority interest            154       41       43      255       493
                         -------- -------- -------- -------- ---------

Net income               $16,071  $13,918  $13,031  $19,539  $ 62,559
                         ======== ======== ======== ======== =========

Net income per share:
    Basic                $  0.53  $  0.47  $  0.44  $  0.67  $   2.11
                         ======== ======== ======== ======== =========

    Diluted              $  0.52  $  0.46  $  0.43  $  0.65  $   2.06
                         ======== ======== ======== ======== =========

Weighted average shares
 outstanding:
    Basic                 30,064   29,890   29,707   29,037    29,673
                         ======== ======== ======== ======== =========

    Diluted               32,202   32,010   31,820   31,179    31,804
                         ======== ======== ======== ======== =========

Reconciliation of Non-GAAP
  Financial Measures to GAAP:
Operating income before
   management fee        $28,113  $26,872  $24,235  $30,865  $110,085
Deduct:  management fee    2,836    2,438    2,284    3,459    11,017
                         -------- -------- -------- -------- ---------
Operating income         $25,277  $24,434  $21,951  $27,406  $ 99,068
                         -------- -------- -------- -------- ---------
Operating margin before
   management fee           44.2%    44.6%    42.3%    41.6%     43.1%
                         -------- -------- -------- -------- ---------
Operating margin after
   Management fee           39.8%    40.6%    38.4%    36.9%     38.8%
                         -------- -------- -------- -------- ---------


                                                           2005
                                                   -------------------
                                                      1st
                                                    Quarter    Total
                                                   --------- ---------
Income Statement Data:

Revenues                                           $ 61,531  $ 61,531

Expenses                                             39,122    39,122
                                                   --------- ---------

Operating income before
   management fee                                    22,409    22,409


Investment income                                     4,067     4,067
Interest expense                                     (3,929)   (3,929)
                                                   --------- ---------
Other income (expense), net                             138       138
                                                   --------- ---------

Income before
   management fee,
   income taxes and
   minority interest                                 22,547    22,547

Management fee                                        2,255     2,255
                                                   --------- ---------

Income before income
   taxes and  minority interest                      20,292    20,292

Income taxes                                          7,609     7,609
Minority interest                                         1         1
                                                   --------- ---------

Net income                                         $ 12,682  $ 12,682
                                                   ========= =========

Net income per share:
    Basic                                          $   0.43  $   0.43
                                                   ========= =========

    Diluted                                        $   0.42  $   0.42
                                                   ========= =========

Weighted average shares outstanding:
    Basic                                            29,560    29,560
                                                   ========= =========

    Diluted                                          31,684    31,684
                                                   ========= =========

Reconciliation of Non-GAAP
  Financial Measures to GAAP:
Operating income before
   management fee                                  $ 22,409  $ 22,409
Deduct:  management fee                               2,255     2,255
                                                   --------- ---------
Operating income                                   $ 20,154  $ 20,154
                                                   --------- ---------
Operating margin before
   management fee                                      36.4%     36.4%
                                                   --------- ---------
Operating margin after
   Management fee                                      32.8%     32.8%
                                                   --------- ---------

Table VI

                     GABELLI ASSET MANAGEMENT INC.
       CONSOLIDATED CONDENSED STATEMENTS OF FINANCIAL CONDITION
                            (In thousands)

                           December 31,     March 31,      March 31,
                              2004            2004           2005
                          -------------- -------------- --------------
ASSETS                                     (unaudited)    (unaudited)

Cash and cash equivalents $     257,096  $     371,355  $     328,428
Investments                     381,689        328,063        368,548
Receivables                      46,571         46,370         60,527
Other assets                     13,616         16,022         13,494
                          -------------- -------------- --------------

     Total assets         $     698,972  $     761,810  $     770,997
                          ============== ============== ==============

LIABILITIES AND
 STOCKHOLDERS' EQUITY

Compensation payable      $      27,645  $      26,964  $      33,813
Dividends payable                17,302              -              -
Income taxes payable              8,526         15,688          8,062
Accrued expenses and
 other liabilities               22,142         35,903         23,198
                          -------------- -------------- --------------
     Total operating
      liabilities                75,615         78,555         65,073
5.5% Senior notes
 (due May 15, 2013)             100,000        100,000        100,000
5% Convertible note
 (conversion price, $52
 per share; note due
 August 14, 2011)               100,000        100,000        100,000
5.22% Senior notes
 (due February 17, 2007)              -              -         82,308
Mandatory convertible
 securities (purchase
 contract settlement
 date, February 17, 2005;
 notes due February 17,
 2007)                           82,308         83,825              -
                          -------------- -------------- --------------
     Total liabilities          357,923        362,380        347,381

Minority interest                 6,171          5,831          6,171

Stockholders' equity            334,878        393,599        417,445
                          -------------- -------------- --------------

Total liabilities and
 stockholders' equity     $     698,972  $     761,810  $     770,997
                          ============== ============== ==============

    CONTACT: Gabelli Asset Management Inc.
             Chief Financial Officer
             Michael R. Anastasio, 914-921-5147
             Fax: 914-921-5392
             www.gabelli.com